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                                                                   EXHIBIT 10.41
                        MANAGEMENT CONSULTING AGREEMENT
                        -------------------------------


          THIS MANAGEMENT CONSULTING AGREEMENT (the "Agreement"), dated as of January 30, 1997, by and between Petro Stopping Centers, L.P., a Delaware limited liability partnership (the "Company"), and Chartwell Investments Inc., a Delaware corporation (the "Consultant").

          WHEREAS, the Company desires to avail itself of the expertise possessed by the Consultant and consequently has requested that the Consultant provide it, from time to time, with certain management consultant and advisory services related to the business, strategy, administration and affairs of the Company and the review and analysis of certain financial and other transactions; and

          WHEREAS, the Consultant and the Company agree that it is in their respective interests to enter into a management consulting agreement whereby, for the consideration specified herein, the Consultant shall provide such services as an independent consultant to the Company.

          NOW THEREFORE, in consideration of the mutual premises and covenants contained herein, the Company and the Consultant agree as follows:

          1.   Retention of Consultant.  The Company hereby retains the
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Consultant, and the Consultant hereby accepts such retention, upon the terms and conditions set forth in this Agreement.

          2.   Effective Date/Term.  This Agreement shall commence as of the
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Closing Date (as such term is defined in the Omnibus Agreement (the "Omnibus
Agreement") dated as of October 18, 1996, by and among James A. Cardwell, Sr. ("Cardwell, Sr."), James A. Cardwell, Jr. ("Cardwell, Jr.") JAJCO II, Inc., a Delaware corporation ("JAJCO"), Petro, Inc., a Texas corporation ("Petro" and together with Cardwell, Sr., Cardwell, Jr., and JAJCO, collectively, the "Cardwell Group"), Mobil Long Haul, Inc., a Delaware corporation ("Mobil"), Petro Holdings GP Corp., a Delaware corporation ("Chartwell GP"), Petro Holdings LP Corp., a Delaware corporation ("Chartwell LP", and together with Chartwell GP, "Chartwell") and the Company, and shall continue through the period ending on the tenth anniversary of such date, subject to renewal pursuant to paragraph 5 below (such period, including any renewal hereinafter referred to as the "Term").

          3.   Management Consulting Services.
               ------------------------------

               (a) The Consultant shall advise the Company concerning such management matters relating to the Company's personnel, business and acquisition strategy, administration and proposed
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financial transactions, and other senior management matters relating to the
Company as the Company shall reasonably and specifically request. The Consultant shall not be required to devote any specified amount of time to any such request, and shall be required to devote only so much time to any such request as the Consultant shall, in its reasonable discretion, deem necessary to complete such services. Such consulting services shall, in the Consultant's reasonable discretion, be rendered in person or by telephone or other communication. The Consultant shall (i) use its reasonable efforts to deal effectively with all subjects submitted to it hereunder and (ii) endeavor to further, by performance of its services hereunder, the policies and objectives of the Company.

               (b) The Consultant shall perform all such services as an independent contractor to the Company. The Consultant is not an agent or representative of the Company and has no authority to act for or to bind the Company without its prior written consent.

               (c) Subject to the provisions of the Amended and Restated Partnership Agreement of the Company (the "Partnership Agreement"), this Agreement shall in no way prohibit the Consultant from engaging in other activities, whether or not competitive with any business of the Company. The parties hereto agree that, in the event additional services not contemplated hereby are requested of the Consultant, the parties hereto shall negotiate the scope of, and appropriate compensation for, such additional services.

          4.  Compensation.
              ------------

               (a) As compensation for the services provided by the Consultant hereunder, the Company shall pay to the Consultant, as provided herein, an annual fee (the "Management Fee") of $600,000 for each fiscal year, of the Company commencing with the Closing Date during the Term. The Management Fee shall be payable semi-annually, in advance on the first day of the first and third quarters of each fiscal year of the Company during the Term (except as provided in Section 4(e) below), or, if such date is not a business day, on the next succeeding business day. The Company shall pay the Consultant on the date hereof fee for the first half of 1997.

               (b) Beginning with the fiscal year commencing January 1, 1997, the Company shall pay to the Consultant an additional annual fee of $100,000 (the "Incentive Management Fee") for each fiscal year that the Company's and its subsidiaries' and affiliates' EBITDA (as used in the Partnership Agreement) derived from the numbers reported in the audited consolidated financial statements of the Company and its subsidiaries for such fiscal year equals or exceeds $45,000,000. The Incentive Management Fee, if any, shall be payable within ten business days after delivery to the Company of the audited financial statements for the fiscal year for which the Company is obligated to pay such Incentive Management Fee.

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Notwithstanding that this Agreement expires if not renewed pursuant to Section 5 thereof and subject to the provisions of Section 14, if the EBITDA for the fiscal year in which expiration occurs exceeds the amount which would necessitate payment of an Incentive Management Fee had the agreement not expired, then the Consultant shall be eligible to receive, and the Company shall be obligated to pay, the Incentive Management Fee that would otherwise have been payable if the Agreement remained in effect for the fiscal year in which the expiration occurred. This Section 4 shall survive the expiration or termination of this Agreement.

               (c) In addition to the payment of the Management Fee and the Incentive Management Fee, the Company shall reimburse the Consultant for all out-of-pocket costs and expenses reasonably incurred by the Consultant in connection with the provision of services hereunder, including legal, accounting, temporary and overtime secretarial, travel and entertainment fees and expenses, within 30 days after receipt of a statement of such expense from the Consultant.

               (d) Subject to Section 14 hereof, if the Agreement is terminated at the Company's option upon 30 days prior notice to the Consultant (the "Company's Termination Option"), the Consultant shall, within five business days of termination, receive a payment equal to the amount of compensation the Consultant would have received thereunder, absent the exercise of the Company's Termination Option, if the Agreement had not been terminated until the date on which the Agreement would next have expired if not renewed. For purposes of determining the Income Management Fee payable to the Consultant pursuant to this
Section 4(d) for each fiscal year after the fiscal year in which the Agreement was terminated, EBITDA shall be the EBITDA derived for the audited consolidated financial statement of the Company and its subsidiaries for the fiscal year immediately preceding the date of termination.

               (e) The Management Fee and the Incentive Management Fee shall be pro rated in the fiscal year in which this Agreement expires by its terms if not renewed.

          5.   Renewal.  This Agreement shall automatically be renewed by the
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Board of Directors for additional 1-year periods unless the Board of Directors of the Company determines not to renew the Agreement and gives written notice to the Consultant of non-renewal at least 60 business days prior to the date in which the Agreement would otherwise have been renewed. For purposes of determining the Incentive Management Fee for fiscal years during any renewal period, the required levels of EBITDA for the Consultant to earn the Incentive Management Fee for each fiscal year during any renewal shall remain those set forth in Section 4(b) hereof.

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          6.   Indemnification.  The Company agrees to indemnify and hold the
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Consultant, its officers, employees and agents (each an "Indemnified Party")
harmless against any liability, claim, loss or expenses (the "Damages") to which an Indemnified Party may become subject as a result of the performance of the Consultant's services hereunder, such claims, losses or expenses shall be paid when and as incurred; provided that the Company shall not be liable to an Indemnified Party for Damages resulting primarily and directly from the Indemnified Party's bad faith, gross negligence or willful misconduct and Consultant shall so indemnify the New Partners and their Affiliates (as each term is defined in the Omnibus Agreement) for Damages arising from its bad faith, gross negligence or willful misconduct.

          7.   Notices.  Any notice, request, demand or other communications
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required or permitted to be given under this Agreement shall be in writing and shall be effective and deemed to have been duly given when delivered personally or on the earlier to occurs of (a) the date of delivery as shown by the return receipt; (b) two (2) days after the mailing thereof by registered or certified mail, return receipt requested, with first class postage prepaid; (c) confirmation of receipt of telecopy; or (d) the day after shipment by a nationally recognized overnight delivery service. All notices shall be addressed to the person at the addresses set forth on the signature page hereto. Any party hereto may at any time and from time to time change its address for purpose of receiving notices by giving notice thereof to the other party as provided in this Section 7. Any notice which is required to be made within a stated period of time shall be deemed timely if made before midnight of the last day of such period.

          8.   Binding Agreement; Benefit.  This Agreement shall bind and inure
               --------------------------
to the benefit of any heirs or legal representatives of the Consultant and the Company.

          9.   Governing Law.  This Agreement shall be subject to and governed
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by the laws of the State of Delaware regardless of applicable conflict of laws rules or principles or the fact that either or both of the parties now is or may become a resident of a different state or country.

          10.  Headings.  Section headings are used for convenience only and
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shall in no way affect the construction of this Agreement.

          11.  Entire Agreement; Additional Agreements; Amendments.  This
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Agreement contains the entire understanding of the parties with respect to its subject matter; provided, however, that nothing contained herein shall be
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construed to prevent the Company from contracting with the Consultant for additional services pursuant to other, separately documented agreements. Neither this Agreement nor any part hereof may in any way be altered, amended, extended,

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waived, discharged or terminated except by a written agreement signed by each of the parties.

          12.  Successors and Assigns.  The benefits of this Agreement shall
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inure to the respective successors and assigns of the parties hereto and of the
Indemnified Parties hereunder and their successors and assigns and representatives, and the obligations and liabilities assumed hereunder by the parties hereto shall be binding upon their respective successors and assigns. Consultant may not assign its rights and obligations hereunder except to an entity controlled by or under common control with Consultant.

          13.  Counterparts.  This Agreement may be executed in any number of
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counterparts and by each of the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement.

          14.  Termination.  Notwithstanding any other provision of this
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Agreement, the Company shall have the right to terminate this Agreement on thirty (30) days prior written notice in the event that neither the Consultant nor any of its affiliates owns any equity interest in the Company acquired by them from Roadside, Inc. or Sequoia Ventures, Inc. or issued to them by the Company or its successors in interest. For purposes hereof Petro Holdings GP Corp. and Petro Holdings LP Corp. and their affiliates shall be deemed affiliates of the Consultant. In the event of such a termination, the Company shall not be obligated to pay any further Management Fee or Incentive Management Fee or other payments hereunder to Consultant, other than any such fees or payments accrued but unpaid prior to such termination and Consultant shall not be required to return to the Company any fees previously paid.

          15.  Confidentiality.  The Consultant shall maintain the
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confidentiality of all proprietary information received by it in the course of its engagement hereunder relating to the Company or its partners, and shall not use the same for any purpose other than as contemplated herein.

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          IN WITNESS WHEREOF, the parties have duly executed this Consulting
Agreement as of the date first above written.

                                        PETRO STOPPING CENTERS, L.P.



                                        By:/s/ J. A. Cardwell
                                           --------------------------------
                                        Name:  J. A. Cardwell
                                             ------------------------------
                                        Title:  President
                                              -----------------------------
                                        Address: 6080 Surety Drive
                                                ---------------------------
                                                 El Paso, Texas 79905
                                        -----------------------------------

                                        -----------------------------------

                                        CHARTWELL INVESTMENTS INC.



                                        By:/s/  Todd Berman
                                           --------------------------------
                                        Name:   Todd R. Berman
                                             ------------------------------
                                        Title:  President
                                              -----------------------------
                                        Address:  717 Fifth Avenue
                                                ---------------------------
                                                   23rd  Floor
                                                ---------------------------
                                                   New York, New York 10022
                                                ---------------------------

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